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                  ARTICLES OF INCORPORATION

                             OF

                   PHILADELPHIA FUND, INC.


     FIRST: WE, THE UNDERSIGNED, Stephen W. Kline, Esquire, whose post-office address is 1100 One Franklin Plaza, Philadelphia,

Pennsylvania 19102, and Audrey C. Talley, Esquire, whose post office address is 1100 One Franklin Plaza, Philadelphia,

Pennsylvania 19102, being at least twenty-one years of age, do,

under and by virtue of the General Laws of the State of Maryland authorizing the formations of corporations, associate ourselves as incorporators with the intention of forming a corporation.

     SECOND: The name of the corporation is PHILADELPHIA FUND,

INC.

     THIRD: The purposes for which the corporation is formed are:

     To engage generally in the business of an incorporated

investment company of the management type, investing and

reinvesting as more specifically set forth herein, subject to limitations as set forth in the By-Laws of the Corporation, its assets in all forms of securities and other personal property, of every kind and description; to consolidate or merge with, to acquire and take over the assets of, and to assume the

liabilities of, any other corporation or trust with similar

powers; to make contracts; and, generally to do any or all acts and things

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necessary or desirable in furtherance of any of the corporate purposes or designed to protect, preserve, or enhance the value of the corporate assets, or to the extent permitted to business corporations authorized under the State of Maryland as now or may in the future be enforced; and to do any or all of the things in furtherance of the above purposes as natural persons might do.

     To invest and reinvest its capital and any surplus and any reserves it may have, and to acquire by exchange, purchase,

subscription, contract or otherwise, and to receive, own, hold,

guarantee, sell, assign, exchange, transfer, mortgage, pledge,

hypothecate, or otherwise dispose of and generally deal in and with all forms of securities and investments of every kind and description, including, but not by way of limitation, shares of stock (preferred, common, and debentures) notes, bonds,

debentures, script, warrants, options to purchase and options to sell securities, participation certificates, mortgages,

commercial papers, choses in action, evidences of indebtedness and other obligations of every kind and disposition; (a) of any private, public, quasi-public, municipal, corporation, syndicate,

association, common law trust, firm or individual existing or carrying on business in the United States or elsewhere

throughout the world; (b) of any government, United States or foreign, or subdivision thereof, whether state, county,

municipality or other political or government division or

subdivision;

     And also, all trust, partnership or other certificates of

rights, evidencing interest in any such securities or

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instruments, both within and without the State of Maryland; and

while the owners of any such securities or investments to

exercise all the rights, powers, privileges of ownership or

interest in respect to the same, including the right to vote, to subscribe for additional stock, and to purchase or exercise

"rights" in connection therewith; to do any or all acts and

things for the preservation, protection, improvement, management,

and enhancement in value thereof, or designated to accomplish any such purpose, all to such extent as permitted under the laws of the State of Maryland and not otherwise;

     To conduct researches, investigations, and analyses of

enterprises of every kind and description in the United States and elsewhere throughout the world.

     To acquire or become interested in any such securities or

evidences of interest therein as aforesaid by original

subscription, or otherwise, and to make payment thereon as called for, and to subscribe for the same conditionally or otherwise.

     Subject to the limitations as set forth in the By-Laws of

the Corporation and other governing laws and regulations, to acquire, and pay for in cash, stock, or evidence of indebtedness of this Corporation or otherwise, the assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation which is in the nature of a private investment portfolio or company or personal holding company.

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     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes,

copyrights, trademarks and trade names, relating to or useful in connection with the business of this Corporation as an investment company.

     To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation,

municipality, county, state, body politic or government or colony or dependency thereof relating to or useful in connection with the business of this Corporation as an investment company.

     Subject to limitations as set forth in the By-Laws of

the Corporation and other governing law and regulations, to

borrow or raise moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make,

accept, endorse, execute and issue promissory notes, drafts,

bills of exchange, warrants, bonds, debentures and other

negotiable or non-negotiable instruments and evidence of

indebtedness, and to secure the payment of any thereof and of the interest thereon by pledge, conveyance or assignment in trust of the whole or any part of property of the Corporation whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such bonds or other obligations of the

Corporation for its purposes.

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     To have one or more offices in any or all states,

territories, and districts of the United States and foreign

countries, to carry on all or any of its operations and business and without restriction or limit as to amount but subject to the restrictions as set forth in the By-Laws of the Corporation, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, personal property of every class and description but subject to the limitations as set forth in the

By-Laws of the Corporation, in any of the states, districts,

territories or colonies of the United States, and in any and all foreign countries subject to the laws of such state, district,

territory, colony or country.

     The Corporation shall be authorized to exercise and enjoy

all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force, and the

enumeration of the foregoing powers shall not be deemed to

exclude any powers, rights or privileges so granted or conferred.

     Subject to the restrictions contained in the By-Laws of the

Corporation, the objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clauses in these Articles of Incorporation,

but the objects and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes.

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     FOURTH: The post-office address of the principal office of the Corporation in this State is c/o The Corporation Trust

Incorporated, 32 South Street, Baltimore, Maryland 21202.  The

name of the resident agent of the Corporation in this State is

The Corporation Trust Incorporated, a corporation of this State,

and the post-office address of the resident agent is 32 South

Street, Baltimore, Maryland 21202.

     FIFTH: The total number of shares of stock which the

Corporation shall have authority to issue is Thirty Million

(30,000,000) shares, all of one class, of the par value of One

Dollar ($1.00) each and of the aggregate par value of Thirty

Million Dollars ($30,000,000).

     SIXTH: The number of directors of the Corporation shall be seven, which number may be increased or decreased pursuant to the

By-Laws of the Corporation and shall never be less than three

(3).  The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:

        Sherburn Becker                 Daniel Ladd

        William H. Bauer                Shelby H. Pahe

        M. Donald Grant                 Charles C.  Goodfellow

        Jarvis S. Hicks, Jr.

     SEVENTH: The Corporation shall redeem or purchase from its stockholders shares of its own stock as provided in the By-Laws of the Corporation; provided that the Corporation shall not pay for such shares of stock an amount greater than the

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proportionate interest in the Corporation represented by such shares of stock.

     EIGHTH: Notwithstanding any provision of law requiring a

greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the Corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

     NINTH: No holder of shares of stock of any class shall be

entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized or

whether issued for money, or for a consideration other than

money.

     TENTH: The duration of the Corporation shall be perpetual.

     IN WITNESS WHEREOF, the undersigned incorporators of

Philadelphia Fund, Inc. who executed the foregoing Articles of

Incorporation hereby acknowledge the same to be their act and

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further acknowledge that, to the best of their knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

                          Dated the 29th day of November, 1984

                              /s/Stephen W. Kline
                              -------------------------
                                 Stephen W. Kline

                              /s/Audrey C. Talley
                              -------------------------
                                 Audrey C. Talley





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